EXHIBIT 5.1
August 2, 2005
Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, California 94089
Re: Registration Statement on Form S-1 For Offering of 11,766,829 Shares of Common Stock of Finisar Corporation
Ladies and Gentlemen:
     We have acted as counsel to Finisar Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a post-effective amendment to a registration statement on Form S-3 on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 11,766,829 shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Shares”). The shares are to be issued upon the conversion of a convertible promissory note and may be offered and sold by the selling stockholder named therein.
     In connection with the foregoing, we have reviewed the Company’s charter documents and have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.
     Based on such examination, we are of the opinion that the Shares have been duly authorized and that, if, as and when the Shares are issued in accordance with the convertible promissory note, the Shares will be validly issued, fully paid and nonassessable.
     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein, as originally filed or as subsequently amended. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

DLA Piper Rudnick Gray Cary US llp

/s/ DLA Piper Rudnick Gray Cary US llp